AMENDMENT NO. 7
TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR. SECURED TERM LOAN
OF V5,102,500,000

dated January 23, 2008,

EAST GULF SHIPHOLDING, INC.
as Borrower,

AND

The Banks and Financial Institutions listed on Schedule I thereto,

as Lenders,

AND

DNB BANK ASA, NEW YORK BRANCH
as Facility Agent and as Security Trustee

AND

INTERNATIONAL. SHIPHOLDING CORPORATION,
as Guarantor

Dated as of October 31, 2014

AMENDMENT NO. 7 TO LOAN AGREE ME____

THIS AMENDMENT NO. 7 TO LOAN AGREEMENT (this "Amend n.ent") is dated as of October 31, 2014, by and among (1) EAST GULF SHIPHOLDING, INC., a corporation organized and existing under the laws of the Republic of the Marshall Islands, as borrower (the "Borrower"), (2) INTERNATIONAL SIIIPIIOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware, as guarantor (the "Guarantor"), (3) DNB Capital LLC and the other banks and financial institutions listed on Schedule 1 to the Facility Agreement (as defined below), as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 11 of the Facility Agreement, as defined below, the "I...enders" and each a "Lender"), and (4) DNB BANK ASA, NIEW YORK BRANCH (formerly known as DnB NOR Bank ASA) ("DNB"), as facility agent (in such capacity including any successor thereto, the "Facility Agent"), as security trustee for the Lenders (in such capacity, the "Security_Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Facility Agreement dated as of January 23, 2008, entered into by and among the Borrower, the Guarantor, the Lenders and the Agents, as amended by Amendment No. 1 thereto dated as of April 21, 2010, Amendment No. 2 thereto dated as of December 31, 2010, Amendment No. 3 thereto dated as of April 5, 2011, Amendment No. 4 thereto dated as of November 28, 2012, Amendment No. 5 thereto dated as of August 7, 2013, and Amendment No. 6 thereto dated as of August 26, 2014 (the "Original  Agreement" and as further amended hereby, the "Facility Agreement").

W TN ESSETH THAT:

WHEREAS, the Guarantor's outside auditors have notified the Guarantor of a change in their interpretation of how the gain on the sale of a vessel by a subsidiary of the Guarantor pursuant to a sale/leaseback transaction should be treated when such vessel is repurchased by such subsidiary. This change in interpretation may, absent certain changes to the definition of Consolidated EBITDA, negatively impact the Guarantor's calculation of the financial covenant in Section-9.3(a) resulting in a breach thereof; and

WHEREAS, the Security Parties and the Creditors have agreed, inter alia, to amend the Original Agreement as follows.

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

L Definitions. Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2. Representations and Warranties.Each of the Security Parties hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Original Agreement and the Note (updated matatis mutandis).

3. No Defaults. Each of the Security Parties hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of title, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5, Amendments to the Original Agreement. Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)	All references to "this Agreement" shall be deemed to refer to the Original Agreement, as amended hereby;
(b)	Section 9.3(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

"(a) Consolidated -Indebtedness to Consolidated EBT.TDAR. Ratio. Maintain, on a consolidated basis, a ratio of Consolidated Indebtedness to Consolidated EBITDAR of not more than (i) 5.00:1:00 from July 1, 2014 through December 31, 2015; (ii) 4.75:1.00 from .January 1, 2016 through March 31, 2016 (iii) 4.50:1.00 from April 1, 2016 through September 30, 2016 and (iv) 4,25:1 ,00 at all times thereafter, as measured at the end of each fiscal quarter based on the .four most recent fiscal quarters for which financial information is available."; and

(c)	Section 9.3(0 of the Original Agreement is hereby amended and restated in its entirety as follows:

"(1) Minimum Consolidated Fixed Charge Coverage Ratio. Maintain a Consolidated Fixed Charge Coverage Ratio of at least (1) 1.10:1.00, beginning with the fiscal quarter ending September 30, 2014 through the 2 fiscal quarter ending December 31, 2014, (ii) 1.15:1.00, beginning with the fiscal quarter ending March 31, 2015 through the fiscal quarter ending December 31, 2015, (iii) 1.20:1.00, beginning with the fiscal quarter ending March 31, 2016 through the fiscal quarter ending June 30, 2016, and (iv) 1:25:1.00 thereafter, measured at the end of each fiscal quarter based on the four most recent fiscal quarters for which financial information is available.",

6. No Other Amendment. All other terms and conditions of the Original Agreement shall remain in full force and effect and. the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

7. Conditions Precedent to the Effectiveness of this Amendment.The effectiveness of this Amendment shall be expressly subject to the following conditions precedent:
(a)	This Amendment. The Borrower and the Guarantor shall have duly executed and delivered this Amendment to the Facility Agent;
(b)	Corporate Authority. The Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:
i.

copies, certified as time and complete by an officer of each of the Security Parties, of the resolutions of its board of directors and, with respect to the Borrower, shareholders evidencing approval the transactions contemplated hereby and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

ii.	copies, certified as true and complete by an officer of each of the Security Parties, of the certificate or articles of incorporation and by-laws or similar constituent documents thereof, which certificates may be in the form of bring down certificates as appropriate;

iii.	certificate of the jurisdiction of incorporation of each Security Party as to the good standing thereof; and
iv.

a certificate signed by the Chairman, President, Chief Financial Officer, Vice President, Treasurer or Controller of each of the Security -Parties to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (13) the representations and warranties of such Security Party contained in the Original Agreement as Amended hereby are true and correct as of the date of such certificate.

(c)	Legal Opinions. The Facility Agent shall have received such legal opinions as it shall reasonably require.
(d)	Interest Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses due under or in connection to the Original Agreement and this Amendment.

8. Other Documents. By the execution and delivery of this Amendment, the Security Parties and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment. By the execution and delivery of this Amendment, each of the Security Parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the Security Parties' obligations under the Original Agreement shall remain in 11111 force and effect notwithstanding the amendments contemplated hereby.

9. Governing. Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

10. Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

11. Headings; Amendment. In this Amendment, section headings arc inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment. This Amendment cannot be amended other than by written agreement signed by the parties hereto.

DNB BANK ASA, NEW YORK BRANCH, as Facility Agent and Security Trustee

By: /s/ Cathleen Buckley

Name: Cathleen Buckley

Title: Senior Vice President

By:. /s/ Stian Lovseth

Name: Stian Lovseth

Title: First Vice President

DNB CAPITAL LLC,

as Lender

By: /s/ Cathleen Buckley

Name: Cathleen Buckley

Title: Senior Vice President

By: /s/ Stian Lovseth

Name:    Stian Lovseth

Title:    First Vice President

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written,

EAST GULF SHIPHOLDING, INC., as Borrower

By: /s/ D.B. Drake

Name: D.B. Drake

Title: VP - Treasurer

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By: /s/ D.B. Drake

Name: D.B. Drake

Title: VP - Treasurer